UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): June 1, 2021

TE CONNECTIVITY LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Mühlenstrasse 26

CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value CHF 0.57	TEL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 1, 2021, TE Connectivity Ltd. (the “Company”) entered into a First Amendment to Credit Agreement, dated as of June 1, 2021 (the “First Amendment”), by and among the Company, as parent guarantor, its wholly-owned subsidiary, Tyco Electronics Group S.A. (“TEGSA”), as borrower, the lenders party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent, which amends the Amended and Restated Five-Year Senior Credit Agreement dated as of November 14, 2018 (the “Existing Credit Agreement” and, as amended by the First Amendment, the “Credit Agreement”) by and among the Company, as parent guarantor, TEGSA, as borrower, the Lenders and Bank of America, N.A., as administrative agent, which provides for revolving credit commitments in the aggregate amount of $1,500,000,000.

The First Amendment amends the Existing Credit Agreement to, among other things, (i) extend the Maturity Date from November 14, 2023 to June 1, 2026, (ii) add provisions for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances and (iii) amend certain representations and warranties and covenants applicable to the Company and TEGSA as obligors under the Credit Agreement.

In the ordinary course of their respective businesses, one or more of the Lenders, or their affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and its subsidiaries may have entered into interest rate and foreign exchange derivative arrangements with one or more Lenders, or their affiliates.

Terms used above but not otherwise defined have the meaning provided in the First Amendment or the Credit Agreement, as applicable.  This description of the First Amendment and the Credit Agreement is a summary only and is qualified in its entirety by the terms of the First Amendment and the Credit Agreement, as applicable.  A copy of the First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosure contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of June 1, 2021, by and among Tyco Electronics Group S.A., as borrower, TE Connectivity Ltd., as parent guarantor, the lenders party thereto and Bank of America, N.A., as administrative agent (amending the Amended and Restated Five-Year Senior Credit Agreement dated as of November 14, 2018 by and among Tyco Electronics Group S.A., as borrower, TE Connectivity Ltd., as parent guarantor, the lenders party thereto and Bank of America, N.A., as administrative agent, filed as Exhibit 10.1 to Current Report on Form 8-K dated November 14, 2018 filed with the Securities and Exchange Commission on November 14, 2018)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2021	TE CONNECTIVITY LTD.

	By:	/s/ Harold G. Barksdale
		Name:	Harold G. Barksdale
		Title:	Vice President and Corporate Secretary

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